                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 25, 2001
                        (Date of earliest event reported)


                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)




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
       WASHINGTON                            1-14667                   91-1653725
    (State or other                 (Commission File Number)          (IRS Employer
jurisdiction of incorporation)                                      Identification No.)
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                  1201 THIRD AVENUE, SEATTLE, WASHINGTON 98101
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (206) 461-2000


                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)
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Item 5. Other Events.

      As previously disclosed, on June 25, 2001, Washington Mutual, Inc.
("Washington Mutual") announced that it had entered into a definitive Agreement and Plan of Merger with Dime Bancorp, Inc. ("Dime"), dated as of June 25, 2001
(the "Merger Agreement"), pursuant to which Dime will merge with and into Washington Mutual (the "Merger"). Washington Mutual will continue as the surviving corporation.

      As a result of the Merger, each outstanding share of Dime common stock will be converted into the right to receive merger consideration as provided for in the Merger Agreement. The aggregate consideration paid in the transaction will consist of approximately $1.4 billion in cash and approximately 92.3 million shares of Washington Mutual common stock, representing approximately
28.5% and 71.5%, respectively, of the current value of the aggregate merger consideration (not including merger consideration relating to Dime employee stock options initially valued at $177 million). To the extent that the number of Dime shares outstanding changes as a result of, for example, the exercise of options, the aggregate number of shares of Washington Mutual common stock to be issued will change accordingly but the aggregate cash consideration to be paid will not change.

      The transaction initially values Dime's common stock at $40.84 per share, based on a 1.05 exchange ratio and a price of $38.89 per Washington Mutual common share, the average five-day price for Washington Mutual common shares prior to announcement of the Merger. If the average closing stock price of Washington Mutual common stock for the ten consecutive full trading days ending on the tenth business day prior to the closing date (the "Measurement Period") were to equal $38.89 per share, Dime stockholders could choose to receive, for each Dime share they own, either Washington Mutual common shares at a 1.05 exchange ratio or $40.84 per share in cash, subject to proration. If, however, the average Washington Mutual common stock price during the Measurement Period does not equal $38.89, the exchange ratio and the per share value of the cash consideration will each be adjusted so that the per share value of the stock consideration and the per share value of the cash consideration remain equal.

      The value of the merger consideration per Dime share will equal the sum of

      - an amount equal to (i) the average of the closing stock prices for Washington Mutual's common stock during the Measurement Period times
            (ii) 1.05 times (iii) 0.715341 (which represents the stock portion of the aggregate merger consideration), plus

      - $40.8366 times 0.284659 (which represents the cash portion of the aggregate merger consideration).

      The exchange ratio per Dime share will be equal to the per share consideration value determined pursuant to the preceding sentence divided by the average Washington Mutual common stock price during the Measurement Period. The outcome of the per share consideration adjustment and the cash/stock election procedure will not change the aggregate number of Washington Mutual shares
(except as noted above to the extent that there is a change
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in the number of Dime shares outstanding) or the aggregate amount of cash to be paid by Washington Mutual. Potential adjustments to the per share merger consideration are illustrated below.

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


 WM PRE-                                          AGGREGATE                                         VALUE OF
 CLOSING         PERCENTAGE       AGGREGATE        VALUE OF        AGGREGATE          CASH           STOCK
 AVERAGE         CHANGE IN        CASH CON-       STOCK CON-       CONSIDER-        CONSIDER-       CONSIDER-       IMPLIED
  STOCK          WM STOCK         SIDERATION      SIDERATION         ATION          ATION PER       ATION PER       EXCHANGE
 PRICE(1)        PRICE(2)           ($MM)         ($MM) (3)        ($MM) (3)       DIME SHARE(4)   DIME SHARE(4)    RATIO(4)
 --------        ----------       ----------      ----------       ---------       ----------      -------------    --------

  $48.6150          +25%          $1,429           $4,488          $5,917           $48.1396         $48.1396       0.9902x

   46.6704          +20            1,429            4,309           5,738            46.6790          46.6790       1.0002

   44.7258          +15            1,429            4,129           5,558            45.2184          45.2184       1.0110

   42.7812          +10            1,429            3,950           5,379            43.7578          43.7578       1.0228

   40.8366           +5            1,429            3,770           5,199            42.2972          42.2972       1.0358

   38.8920            -            1,429            3,591           5,020            40.8366          40.8366       1.0500

   36.9474           -5            1,429            3,411           4,840            39.3760          39.3760       1.0657

   35.0028          -10            1,429            3,232           4,661            37.9154          37.9154       1.0832

   33.0582          -15            1,429            3,052           4,481            36.4548          36.4548       1.1028

   31.1136          -20            1,429            2,872           4,301            34.9942          34.9942       1.1247

   29.1690          -25            1,429            2,693           4,122            33.5336          33.5336       1.1496

   (1) Average closing stock price of Washington Mutual common stock during the Measurement Period.

   (2) Percentage difference between average Washington Mutual common stock price during the Measurement Period and $38.8920, which was the average closing stock price for Washington Mutual common stock for the five trading days prior to announcement of the transaction.

   (3) Aggregate stock consideration valued using the pre-closing average stock price for Washington Mutual common stock during the Measurement Period (see column 1) and assuming that 92,321,144 shares of Washington Mutual common stock will be issued in the transaction (not including merger consideration relating to Dime employee stock options).

   (4) Stock consideration per Dime share and cash consideration per Dime share valued using the pre-closing average stock price for Washington Mutual common stock during the Measurement Period (see column 1).

      The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is to be accounted for as a purchase. Consummation of the Merger is subject to customary conditions. A copy of the Merger Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference.

      In connection with the Merger Agreement, Washington Mutual and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, "Warburg") entered into a Warrant Purchase and Voting Agreement, dated as of
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June 25, 2001, pursuant to which Warburg agreed (1) to sell to Washington
Mutual, concurrently with the closing of the Merger, the warrants held by Warburg to purchase shares of Dime, for the right to receive the same consideration that would have been available to Warburg in the Merger if it had owned 7,903,073 shares of Dime common stock (in lieu of the warrants) and
(2) to vote the 13,607,664 shares of Dime common stock held by Warburg in favor of the Merger. A copy of the Warrant Purchase and Voting Agreement is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (c)  Exhibits

            2.1 Agreement and Plan of Merger, dated as of June 25, 2001, by and between Washington Mutual, Inc. and Dime Bancorp, Inc.

            99.1 Warrant Purchase and Voting Agreement, dated as of June 25, 2001, among Washington Mutual, Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Dated: July 5, 2001.

                                    WASHINGTON MUTUAL, INC.

                                    By    /s/ FAY L. CHAPMAN
                                          -----------------------------------
                                          Fay L. Chapman

                                          Senior Executive Vice President and
                                          General Counsel
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                                  EXHIBIT INDEX

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
           Exhibit No.      Description
           -----------      -----------

           2.1 Agreement and Plan of Merger by and between Washington Mutual, Inc. and Dime Bancorp, Inc.

           99.1 Warrant Purchase and Voting Agreement among Washington Mutual, Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.
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